Filed Pursuant to Rule 424(i)

Registration No. 333-274364

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDED DECEMBER 31, 2024

(to Prospectus dated July 22, 2024)

21Shares Core Ethereum ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2024. This prospectus supplement relates to shares sold pursuant to 21Shares Core Ethereum ETF’s Registration Statement on Form S-1 (File No. 333-274364), which registration statement was initially filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2023, and was initially declared effective by the SEC on July 22, 2024. The calculation of the registration fee is included in an exhibit hereto.